SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              SEACOR HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                       13-3542736
----------------------------------------                     -------------
(State of incorporation or organization)                     (IRS Employer
                                                             Identification No.)

11200 Westheimer, Suite 850, Houston, Texas                      77042
-------------------------------------------                  -------------
(Address of principal executive offices)                       (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

        Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
-------------------                             ------------------------------

Common Stock, par value $.01 per share          New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the Registrant's Common Stock is contained in the Registrant's Registration Statement on Form S-1 (No. 33-53744) under the caption "Description of Capital Stock," and is incorporated herein by reference.

ITEM 2.    EXHIBITS.

           The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which no other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of this Registration Statement filed with such exchange, though none need be filed with, or incorporated by reference in, copies of this Registration Statement filed with the Securities and Exchange Commission (the "Commission").

1.    (a)  Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on March 15, 1996.

2.    (a)  Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 15, 1996;
      (b)  Quarterly Report of the Registrant on Form 10-Q for the quarter ended
           June 30, 1996, as filed with the Commission on August 14, 1996;
      (c)  Current Report of the Registrant on Form 8-K dated May 31, 1996, as filed with the Commission on June 7, 1996;
      (d) Current Report of the Registrant on Form 8-K dated June 6, 1996, as filed with the Commission on June 10, 1996; and
      (e) Current Report of the Registrant on Form 8-K dated May 31, 1996, as filed with the Commission on June 14, 1996.

3.    (a)  Proxy Statement relating to the Registrant's 1996 Annual Meeting of Stockholders, as filed with the Commission on March 18, 1996.

4.    (a)  Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on December 8, 1992; and
      (b) Amended and Restated By-laws of the Registrant, as filed with the Commission on September 25, 1996.

5.    (a)  Specimen Certificate for the Common Stock.

6.    (a)  Annual Report of the Registrant to the Stockholders, as submitted to the Stockholders of the Registrant on March 15, 1995 (included as part of Exhibit 1(a)).


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

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        SEACOR Holdings, Inc.
                                        (Registrant)


Date: October 8, 1996                   By:  /s/ Randall Blank
                                             -------------------
                                        Name: Randall Blank
                                        Title: Executive Vice President, Chief
                                               Financial Officer and Secretary



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